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                                  Exhibit 99.1

                1994 Stock Option/Stock Issuance Plan, as Amended
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                             FIRST AMENDMENT TO THE
                          APPLIED DIGITAL ACCESS, INC.
                      1994 STOCK OPTION/STOCK ISSUANCE PLAN

         The Board of Directors of Applied Digital Access, Inc. ("Corporation") make this Amendment to the Corporation's 1994 Stock Option/Stock Issuance Plan (the "Plan") pursuant to Article Five, Section V of the Plan, which Amendment has been approved by the shareholders of the Corporation.

         1. Article One, Section VI.A of the Plan is amended and restated in its entirety to read as follows:

                  A. Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,800,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI. Such authorized number of shares is comprised of (i) 327,153 shares issued under the Predecessor Plans, (ii) 1,734,290 shares reserved for issuance under the options granted under the Predecessor Plans (iii) 213,424 shares shares which would have been available for future option grant or share issuance under the Predecessor Plans as last approved by the shareholders, plus (iv) an additional increase of 1,525,025 shares.

         2. Except as specifically modified herein, the Plan as previously adopted remains in full force and effect.
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                          APPLIED DIGITAL ACCESS, INC.

                      1994 STOCK OPTION/STOCK ISSUANCE PLAN


                                   ARTICLE ONE
                                     GENERAL


        I.        PURPOSE OF THE PLAN

                  This 1994 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of Applied Digital Access, Inc., a California corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) Directors and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary or increase their proprietary interest in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

       II.        GENERAL

                  A. The Plan shall become effective on the first date on which shares of the Corporation's common stock are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such date is hereby designated as the "Effective Date" of this Plan.

                  B. This Plan shall serve as the successor to the Corporation's 1988 Stock Option Plan and the Restricted Stock Purchase Plan (together, the "Predecessor Plans"), and no further option grants or share issuances shall be made under the Predecessor Plans from and after the Effective Date. Each outstanding option or share issuances under the Predecessor Plans immediately prior to the Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding options or share issuance under this Plan. However, each such option or share issuance shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of the holders of such incorporated options or shares with respect to their acquisition of shares of the Corporation's common stock or otherwise modify the rights or obligations of the holders of such options or shares.

                  C. For purposes of this Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the
Corporation:

                           Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
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                  D. Neither the grant of options nor the issuance of any shares pursuant to this Plan shall in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  E. The holder of an option grant under this Plan shall have none of the rights of a shareholder with respect to any shares subject to such option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.

      III.        STRUCTURE OF THE PLAN

                  A. The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two; the Automatic Option Grant Program specified in Article Three; and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may be granted options to purchase shares of the Corporation's common stock at not less than 85% of the fair market value of such shares on the grant date. Under the Automatic Option Grant Program, non-employee Directors will automatically be granted options to purchase Common Stock of the Corporation at 100% of the fair market value on the grant date. Under the Stock Issuance Program, eligible individuals may be allowed to purchase shares of the Corporation's common stock at discounts from the fair market value of such shares of up to 15%. Such shares may be issued as fully-vested shares or as shares to vest over time.

                  B. The provisions of Articles One and Five of the Plan, except as otherwise expressly provided, shall apply to both the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals in the Plan.

       IV.        ADMINISTRATION OF THE PLAN

                  A. This Plan shall be administered by a committee ("Committee") of two (2) or more non-employee Board members who assume full responsibility for the administration of the Plan (the "Plan Administrator"). Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

                  B. The Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option grants or stock issuances as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option or stock issuance.

                  C. Notwithstanding the above, the administration of the Automatic Option Grant Program under Article Three shall be self executing in accordance with the terms and conditions thereof and the Plan Administrator shall not exercise any discretionary functions in respect to matters governed by Article Three.

        V.        OPTION GRANTS AND STOCK ISSUANCES

                  A. The persons eligible to receive stock issuances under the Stock Issuance Program ("Participant") and/or option grants pursuant to the Discretionary Option Grant Program ("Optionee") are as follows:

                      (i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);
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                      (ii) those consultants or other independent contractors
     who provide valuable services to the Corporation (or its parent or subsidiary corporations).

                  B. The individuals who will receive option grants under the Automatic Option Grant Program are (i) those individuals who are elected, re-elected or appointed as non-employee Board members on or after the Effective Date of this Plan, provided they have not otherwise been in the prior employ of the Corporation (or any parent or subsidiary corporation) within the preceding two-year period.

                  Except for option grants under the Automatic Option Grant Program, non-employee members of the Board shall not be eligible to participate in the Discretionary Option Grant or Stock Issuance Programs under the Plan or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations).

                  C. The Plan Administrator shall have full authority to determine, (i) with respect to the option grants made under the Discretionary Option Grant Program, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which and the circumstances under which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (ii), with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule and conditions to vesting (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares. The Plan Administrator shall have no discretion with regard to the Automatic Option Grant Program. The Plan Administrator shall not have the discretion to affect in material fashion any option grants or the terms of any option under the Automatic Option Grant Program.

                  D. Notwithstanding any other provision of this Plan, no individual shall be granted options to acquire more than one million (1,000,000) shares of stock hereunder.

       VI.        STOCK SUBJECT TO THE PLAN

                  A. Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,800,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI. Such authorized number of shares is comprised of (i) 327,153 shares issued under the Predecessor Plans, (ii) 1,734,290 shares reserved for issuance under the options granted under the Predecessor Plans (iii) 213,424 shares shares which would have been available for future option grant or share issuance under the Predecessor Plans as last approved by the shareholders, plus (iv) an additional increase of 525,025 shares. The number of shares of Common Stock available for issuance under the Plan as of January 31, 1994 (before any adjustments required under Paragraphs B or C of this Section VI and exclusive of shares reserved for issuance under options outstanding as of such date), is 738,557 shares of Common Stock.

                  B. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plans incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section III of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant or share issuance under this Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with Section I.D of Article Five and all shares issuances under the Plan, whether or not such shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan or otherwise surrendered for cancellation, shall reduce on a share-for-share basis the number of shares of the same class of Common Stock available for subsequent option grant or stock issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of
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Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised.

                  C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, conversion or other change affecting the outstanding Common Stock, or any class of Common Stock as a class, without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the number and/or class of shares issuable under the Plan, (ii) the number and/or class of shares and price per share in effect under each outstanding option under this Plan (including outstanding options incorporated into this Plan from the Predecessor Plans). Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                  D. Common Stock issuable under the Discretionary Option Grant Program or the Stock Issuance Program may be subject to such restrictions on transfer, repurchase rights or such other restrictions as determined by the Plan Administrator.


                                   ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM


        I.        TERMS AND CONDITIONS OF OPTIONS

                  Options granted to Employees of the Corporation or its parent or subsidiary corporations pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

                  A.       Option Price.

                           (i) In General. The option price per share shall be
fixed by the Plan Administrator. In no event, however, shall the price for any share be less than eighty-five percent (85%) of the fair market value of that share on the date of the option grant.

                           (ii) 10% Shareholder. If any individual to whom an
option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date.

                           (iii) How Payable. The option price shall become
immediately due upon exercise of the option and, subject to the provisions of Article Five, Section III and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

                           - full payment in cash or check drawn to the
Corporation's order;
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                           - full payment in shares of Common Stock held for at
least six (6) months and valued at fair market value on the Exercise Date (as such term is defined below);

                           - full payment in a combination of shares of Common
Stock held for at least six (6) months and valued at fair market value on the Exercise Date and cash or check; or

                           - full payment through a broker-dealer sale and
remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  For purposes of this subparagraph (iii), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                  B. Term and Exercise of Options. Each option granted under this Article Two shall have such term as may be fixed by the Plan Administrator, be exercisable at such time or times and during such period, and on such conditions, as is determined by the Plan Administrator and set forth in the stock option agreement evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date and no option granted to a 10% shareholder shall have a maximum term in excess of five (5) years from the grant date. During the lifetime of the Optionee, the option (together with any related stock appreciation right) shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution following the Optionee's death.

                  C.       Termination of Service.

                           (i) Except to the extent otherwise provided pursuant
to Section V of this Article Two, the following provisions shall govern the exercise period applicable to any outstanding options under this Article Two which are held by the Optionee at the time of his or her cessation of Service or death.

                  - Should an Optionee's Service terminate for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while the holder of one or more outstanding options under the Plan, then none of those options shall (except to the extent otherwise provided pursuant to Section V of this Article Two) remain exercisable beyond the later of (i) the limited post-Service period designated by the Plan Administrator at the time of the option grant and set forth in the option agreement; or (ii) (A) ninety (90) days from the date of termination if termination was caused by other than the death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code) of such Optionee or (B) twelve
(12) months from the date of termination if termination was caused by death or disability of Optionee.

                  - Any option granted to an Optionee under this Article Two and exercisable in whole or in part on the date of the Optionee's death may be subsequently exercised, by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution, provided and only if such exercise occurs prior to the earlier
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of (i) the first anniversary of the date of the Optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                  - Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

                  - During the limited post-Service period of exercisability, the option may not be exercised for more than the number of shares for which the option is exercisable on the date the Optionee's Service terminates. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

                  (ii) The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph (i) above, not only with respect to the number of shares for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                  (iii) For purposes of the foregoing provisions of this Section I.C of Article Two (and for all other purposes under the Plan):

                  - The Optionee shall (except to the extent otherwise specifically provided in the applicable option or issuance agreement) be deemed to remain in the SERVICE of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

                  - The Optionee shall be considered to be an EMPLOYEE for so long as he or she remains in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

       II.        INCENTIVE OPTIONS

                  The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

                  A. Option Price. The option price per share of any share of Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of such share of Common Stock on the grant date.

                  B. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws
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during any one calendar year shall not exceed the sum of One Hundred Thousand
Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

                  C. Except as modified by the preceding provisions of this
Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

      III.        CANCELLATION AND REGRANT OF OPTIONS

                  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the Predecessor Plans incorporated into this Plan) and to grant in substitution new options under this Article Two covering the same or different numbers of shares of Common Stock but having an option price for each share which is not less than (i) eighty-five percent (85%) of the fair market value of such share on the new grant date or (ii) one hundred percent (100%) of such fair market value in the case of an Incentive Option.

         IV.      STOCK APPRECIATION RIGHTS

                  A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this
Section IV, one or more Optionees under the Discretionary Option Grant Program may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

                  B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section IV may be made in shares of any class of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                  C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

                  D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over (as defined in Section II.B of Article Five) effected at any time when the Corporation's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in
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connection with such option cancellation and cash distribution. The balance of the option (if any) shall continue to remain outstanding and exercisable in accordance with the terms of the instrument evidencing such grant.

                           E. The shares of Common Stock subject to any option
surrendered or cancelled for an appreciation distribution pursuant to this
Section IV shall NOT be available for subsequent option grant under the Plan.

        V.        EXTENSION OF EXERCISE PERIOD

                  The Plan Administrator shall have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under Section I.C.(i) of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.


                                  ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM


        I.        TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

                  A. Grant of Options. Option grants will be made automatically to each non-employee Board member who has not otherwise been in the prior employ of the Corporation during the preceding two years, on the Effective Date and each time such person is elected, re-elected, appointed or reappointed to the Board after the Effective Date. Each such person shall automatically be granted a nonstatutory option to purchase (i) 7,500 on the Effective Date if such person is a non-employee Board member on such Date ("Effective Date Grants"); (ii) 15,000 shares if such person is first elected or appointed as a non-employee Board member after the Effective Date on the date of such first election or appointment ("First Election Grants"); and (iii) 3,000 shares to each such person each time he or she is reelected to the Board after the Effective Date on the date of such reelection ("Reelection Grants"). The number of shares granted pursuant to this Automatic Grant Program shall be subject to periodic adjustment pursuant to the applicable provisions of Section VI.C of Article One.

                  B. Exercise Price. The exercise price per share of each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the grant date.

                  C. Payment.

                           The exercise price shall be payable in one of the
alternative forms specified below:

                                 (i) full payment in cash or check drawn to the Corporation's order;

                                 (ii) full payment in shares of Common Stock held for at least six (6) months and valued at fair market value on the Exercise Date (as such term is defined below);

                                 (iii) full payment in a combination of shares of Common Stock held for at least six (6) months and valued at fair market value on the Exercise Date and cash or check; or
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                        (iv) full payment through a broker-dealer sale and
remittance procedure pursuant to which the non-employee Board member (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and state income taxes required to be withheld by the Corporation in connection with such purchase and (B) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  For purposes of this Section I.C. of Article Three, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of Section II.A of Article Five. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                  D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

                  E. Exercisability. Each Effective Date Grant shall become exercisable in a series of forty-eight (48) equal monthly installments during the optionee's period of service on the Board, with the first such installment to become exercisable one month after the automatic grant date. Each First Election Grant shall become exercisable as to twenty-five percent of the shares (25%) one year from the automatic grant date, and in a series of thirty-six (36) equal monthly installments during the optionee's period of service on the Board, with the first of such installment to become exercisable one year and one month after the automatic grant date. Each Reelection Grant shall become exercisable one year from the automatic grant date. No option shall become exercisable for any additional option shares following the optionee's cessation of Board service for any reason.

                  F. Non-Transferability. During the lifetime of the optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, if any, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee other than a transfer of the option effected by will or by the laws of descent and distribution following optionee's death.

                  G. Effect of Termination of Board Membership.

                     Should the optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants under this Article Three, then such optionee shall have a six (6) month period following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

                     Should the optionee die while serving as a member of the Board or within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the optionee's death. However, each such automatic option grant shall immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Board service, with respect to any option shares for which it is not otherwise at such time exercisable.

                     In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten
(10) year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1 and 2 above or (if earlier) upon the expiration of the ten (10) year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was exercisable at the time of the optionee's cessation of Board service.

       II.        LIMITED STOCK APPRECIATION RIGHT.

                  A. Upon the occurrence of a Hostile Take-Over (as defined in Section II.B of Article Five), each non-employee Board member holding an automatic option grant which has been outstanding under this Article Three for a period of at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender such option in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

                  B. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.



                                  ARTICLE FOUR
                             STOCK ISSUANCE PROGRAM


        I.        TERMS AND CONDITIONS OF STOCK ISSUANCES

                  Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Four.

                  A.       CONSIDERATION

                           Shares of Common Stock shall be issued under the Plan
for one or more of the following items of consideration, which the Plan Administrator may deem appropriate in each individual instance:


                         (i) cash or cash equivalents (such as a personal check
or bank draft) paid the Corporation;

                         (ii) in common stock of the Corporation valued at fair
market value on the date of issuance;

                         (iii) a promissory note payable to the Corporation's
order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator;

                         (iv) past services rendered to the Corporation or any
parent or subsidiary corporation;

                         (v) any combination of the above approved by the Plan
Administrator.

                  Shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than one-hundred percent (100%) of the fair market value of such shares, but in no event less than eighty-five percent (85%) of such fair market value. Notwithstanding the foregoing, in the case of 10% shareholders, Shares must be issued at one hundred percent (100%) of fair market value of such shares.

                  B.       VESTING PROVISIONS

                  1. Shares of Common Stock issued under this Article Four may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service (as such term is defined in Section I.C.(iii) of Article Two); provided, that such vesting must be at a rate of at least 20% per year over no more than five years from the date such shares are issued. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Plan, namely:

                         (i) the Service period to be completed by the
Participant or the performance objectives to be achieved by the Corporation,

                         (ii) the number of installments in which the shares are
to vest,

                         (iii) the interval or intervals (if any) which are to
lapse between installments,

                         (iv) any conditions or contingencies to vesting, and

                         (v) the effect which death, disability or other event
designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

                  2. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to him or her under this Article Four, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation's capital structure or by reason of any Corporate Transaction under Section I of this Article Five shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                  3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under this Article Four, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. The Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the principal balance of any outstanding purchase-money note of the Participant to the extent attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

                  4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

      II.         TRANSFER RESTRICTIONS/SHARE ESCROW

                  A. Unvested shares under this Article Four may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND TO (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED __________, 19__, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

                  B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under this Article Four. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Plan to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the Issuance Agreement applicable to the gifted shares.


                                  ARTICLE FIVE
                                  MISCELLANEOUS


       I.         CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

                  A. Each outstanding option which is assumed in connection with a Corporate Transaction or is otherwise to continue in effect following a Corporate Transaction (as defined below) shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

                  B. In the event of any Corporate Transaction (as defined below) the exercisability of each option grant at the time outstanding under this Plan which is not continued under paragraph A hereof shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all option grants under this Plan shall terminate and cease to be outstanding. The Plan Administrator may, in its discretion, extend the provisions of this Paragraph B to options outstanding under the Predecessor Plans.

                  C. A Corporate Transaction means:

                         (i) a merger or consolidation in which the Corporation
is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

                         (ii) the sale, transfer or disposition of all or
substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or

                         (iii) any reverse merger in which the Corporation is
the surviving entity but in which the holders of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities (as measured immediately prior to such merger) transfer ownership of those securities to person or persons not otherwise part of the transferor group.


                  D. Except as otherwise provided by the Plan Administrator in agreements governing the grant of discretionary option grants or stock issuances, in connection with any Change in Control of the Corporation, the exercisability of each option grant at the time outstanding under this Plan shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Similarly, all unvested shares issued under the Plan shall automatically vest immediately prior to the effective date of the Change in Control. For purposes of this Article Five, a Change in Control shall be deemed to occur in the event:

                                  (i) any person or related group of persons
         (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept; or

                        (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

The provisions of this Paragraph D shall apply to option grants and/or stock issuances under the Predecessor Plans only to the extent expressly extended thereto by the Plan Administrator.

      II.         CERTAIN DEFINITIONS

                  A. Fair Market Value. The fair market value of a share of Common Stock shall be determined in accordance with the following provisions:

                  - If shares of the Class of Common Stock to be valued are not at the time listed or admitted to trading on any national stock exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price per share of a share of that class on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no reported closing selling price for the series on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                  - If shares of the class of common stock to be valued are at the time listed or admitted to trading on any national stock exchange, then the fair market value of a share of that class shall be the closing selling price per share on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of a share of the class on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  - If shares of the series of common stock to be valued at the time are neither listed nor admitted to trading on any stock exchange nor traded on the NASDAQ National Market System, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, which may include independent professional appraisals, in a manner consistent with the provisions of Section 260.140.50 of the Rules of the California Corporations Commissioner.

                  B. Hostile Take-Over. A HOSTILE TAKE-OVER shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept.

                  C. Take-Over Price. The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the option surrender date, as determined pursuant to the valuation provisions of
Section II.A of this Article Five, or (b) the highest reported price per share paid by the tender offeror in effecting such Hostile Take-Over.

     III.         LOANS OR GUARANTEE OF LOANS

                  A. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Article Two Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Article Four Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans and installment payments may be granted with or without security or collateral (other than to individuals who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares). However, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares (less the par value of such shares) plus any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

                  B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

      IV.         TAX WITHHOLDING

                  A. The Company's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Discretionary Option Grant Program or the Automatic Option Grant Program or upon direct issuance under the Stock Issuance Program shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

                  B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3) provide any or all holders of outstanding option grants under the Discretionary Option Grant Program with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, a portion of such shares with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the optionee) of the Federal and State income taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more option holders may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

       V.         AMENDMENT OF THE PLAN AND AWARDS

                  A. Except as herein provided, the Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. No amendment or modification may adversely affect the rights and obligations of an Optionee with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Plan prior to such action, unless the Optionee or Participant consents to such amendment. In addition, the Board may not, without the approval of the Corporation's shareholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan (except for permissible adjustments under Article One, Section VI) or (ii) materially modify the eligibility requirements for participation in the Plan or materially increase the benefits accruing to Optionees or Participants under the Plan.

                  B. Notwithstanding Article Five, Section V.A, neither the provisions of the Automatic Option Grant Program nor the options outstanding under Article Three may be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or any rules thereunder.

                  C. (i) Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Option Grant Program or the Stock Issuance Program are held in escrow until shareholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal
Rate) for the period the shares were held in escrow.

      VI.         EFFECTIVE DATE AND TERM OF PLAN

                  A. This Plan, as successor to the Company's Predecessor Plans, shall become effective as of the Effective Date, and no further option grants shall be made under the Option Plan nor shall any further shares be issued under the Stock Plan from and after such Effective Date. If shareholder approval of this Plan is not obtained within twelve months after the date this Plan is adopted by the Board, then each option granted under this Plan from and after the Effective Date shall terminate without ever becoming exercisable for the option shares and all shares issued hereunder shall be repurchased by the Corporation at the purchase price paid, together with interest (at the applicable Short Term Federal Rate). However, in the event such shareholder approval is not obtained, the Predecessor Plans shall continue in effect in accordance with the terms and provisions last approved by the Corporation's shareholders, and all outstanding options and unvested stock issuances under the Predecessor Plans shall remain in full force and effect in accordance with the instruments evidencing such options and issuances.

                  B. Each outstanding option and share issuance under the Predecessor Plans immediately prior to the Effective Date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as an outstanding option or share issuance under this Plan. However, each such option or share issuance shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and except as otherwise expressly provided in this Plan, no provision of this Plan shall affect or otherwise modify the rights or obligations of the holders of such options or shares with respect to their acquisition of shares of Common Stock, or otherwise modify the rights or obligations of the holders of such options or shares.

                  C. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all non-statutory options outstanding under the Option Plan and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the Option Plan.

                  D. The Plan shall terminate upon the earlier of (i) the tenth anniversary of the Effective Date or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Discretionary Option Grant Program or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.



     VII.         USE OF PROCEEDS

                  Cash proceeds received by the Company from the sale of shares under the Plan shall be used for general corporate purposes.

    VIII.         REGULATORY APPROVALS

                  A. The implementation of the Plan, the granting of any option under the Discretionary Option Grant Program, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

                  B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

      IX.         NO EMPLOYMENT/SERVICE RIGHTS

                  Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

       X.         MISCELLANEOUS PROVISIONS

                  A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

                  B. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.